EXHIBIT 99.1

MiNK Reports Fourth Quarter and Year-End 2023 Results

  Launched and enrolling Phase 2 trial of allo-iNKTs with botensilimab/balstilimab and chemotherapy in second-line gastroesophageal cancers
  Announced collaboration with Immunoscape for development of TCR-based therapies
  Published clinical data in Nature Communications and Oncogene demonstrating clinical activity of allo-iNKTs, agenT-797, in solid tumors and severe acute respiratory distress

NEW YORK, March 21, 2024 (GLOBE NEWSWIRE) --  MiNK Therapeutics, Inc. (NASDAQ: INKT), a clinical-stage biopharmaceutical company pioneering the discovery, development, and commercialization of allogeneic, off-the-shelf, invariant natural killer T (iNKT) cell therapies to treat cancer and other immune-mediated diseases, today announced results for the fourth quarter and full-year 2023. MiNK executives will host a conference call and webcast at 8:30 a.m. ET to discuss the results and to provide a corporate update.

“In 2023, MiNK made significant strides in advancing our allogeneic iNKT cell programs, contributing to a growing body of clinical data that underscores the unique advantages of iNKTs and their pivotal role in immunity,” said Dr. Jennifer Buell, Chief Executive Officer and President at MiNK. “We expanded the scope of our pipeline, solidifying key partnerships such as our research agreement with ImmunoScape. As we move forward, our primary focus remains on advancing our lead program, agenT-797, particularly in indications where we have observed promising proof-of-concept data. We are pleased to announce the progression of this program into a Phase 2 study in gastroesophageal cancers and we anticipate sharing initial trial data later this year.”

2023 Highlights

AgenT-797 in Solid Tumors

  Announced the launch of a Phase 2 investigator-sponsored trial in gastroesophageal cancers, led by Dr. Yelena Janjigian, Chief of Gastrointestinal Oncology Service at Memorial Sloan Kettering Cancer Center (NCT06251973).
  Supported by Stand Up To Cancer, this trial is actively enrolling and evaluating the combination of agenT-797 (allo-iNKTs), Agenus' botensilimab (a novel Fc-enhanced CTLA-4 inhibitor), along with balstilimab (anti-PD-1), ramucirumab, and paclitaxel.
  These data aim to provide invaluable insights into the clinical activity and development pathway for this difficult disease, where there are currently no curative therapies available.

AgenT-797 in Acute Respiratory Distress (ARDS)

  MiNK's Phase 1/2 study in patients with moderate to severe ARDS was published in Nature Communications. The study reports survival rates exceeding 70% among patients on mechanical ventilation and surpassing 80% among those receiving VV ECMO support. These results stand in stark contrast to the 10% survival rate observed in the in-hospital control during the same period.
  Moreover, demonstrating its immunologic properties, agenT-797 showcased a significant reduction in secondary bacterial and fungal infections, with an over 80% decrease in pneumonia cases within the highest dose cohort.
  Looking ahead, MiNK remains committed to addressing critical unmet needs in respiratory care. The company is poised to advance agenT-797 in patients with viral ARDS through a predominantly externally funded, large platform trial.

Research Programs

  MiNK entered into a collaboration agreement with Immunoscape, aimed to accelerate the development of TCR-based therapies against novel targets in T cells, iNKT cells, and other modalities for solid tumor cancers.
  MiNK-215 preclinical efficacy was presented at the American Society of Gene and Cell Therapy (ASGCT) 2023 annual meeting that showed MiNK-215’s activity in non-small cell lung cancer (NSCLC) models.
  MiNK-215 IND enabling activities are underway to support clinical advancement; supportive financing discussions are underway.

Manufacturing Progress

  MiNK continued internal manufacturing of its allogeneic iNKT cells, through an FDA cleared, automated and closed-system process. MiNK is supplying product for its ongoing clinical trials.

Financial Results

We ended the year with a cash balance of $3.4 million. Since year-end we received $5 million under our convertible note agreement with Agenus Inc. Cash used in operations for the three and twelve months ended December 31, 2023, was $3.0 million, and $15.8 million, respectively, compared to $4.4 million and $18.9 million for the same periods in 2022.

Net loss for the year ended December 31, 2023 was $22.5 million, or $0.65 per share, compared to net loss for the same period in 2022 of $28 million or $0.83 per share.

Summary Consolidated Financial Information

Condensed Consolidated Balance Sheet Data
(in thousands)
(unaudited)

	December 31,
	2023	2022

Cash and cash equivalents	$3,367	$19,636
Total assets	4,552	21,472
Total stockholders' equity (deficit)	(18,055)	(401)

Other Financial Information
(in thousands)
(unaudited)
	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022

Cash used in operations	$3,025	$4,431	$15,752	$18,867
Non-cash expenses	1,167	706	3,810	358

Condensed Consolidated Statements of Operations Data
(in thousands, except per share data)
(unaudited)

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022

Operating expenses:
Research and development	3,311	5,812	15,490	23,115
General and administrative	2,189	2,077	7,431	7,834

Operating loss	5,500	7,889	22,921	30,949

Other expense (income), net	(41)	(120)	(463)	(2,958)

Net loss	$5,459	$7,769	$22,458	$27,991

Per common share data, basic and diluted:
Net loss	$0.16	$0.23	$0.65	$0.83
Weighted average number of common shares outstanding, basic and diluted	34,558	33,806	34,360	33,673

Conference Call

Dial in numbers: 646 - 307-1963 (U.S. – NY), 800-715-9871 (U.S. & Canada)

Conference ID: 1391457

Webcast

A live webcast and replay of the conference call will be accessible from the Events & Presentations page of the Company’s website at https://investor.minktherapeutics.com/events-and-presentations and via https://edge.media-server.com/mmc/p/xa2m5uy7.

About MiNK Therapeutics

MiNK Therapeutics is a clinical-stage biopharmaceutical company pioneering the discovery, development, and commercialization of allogeneic invariant natural killer T (iNKT) cell therapies to treat cancer and other immune-mediated diseases. MiNK is advancing a pipeline of both native and next generation engineered iNKT programs, with a platform designed to facilitate scalable and reproducible manufacturing for off-the-shelf delivery. The company is headquartered in New York, NY. For more information, visit https://minktherapeutics.com/ or @MiNK_iNKT. Information that may be important to investors will be routinely posted on our website and social media channels.

Forward Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including statements regarding the therapeutic and curative potential of agenT-797, MiNK-215, and iNKT cells the mechanism of action, potency and safety, interim or top-line data, including statements regarding clinical data of agenT-797 alone and in combination with anti-PD-1, the anticipated benefits of agenT-797 and clinical development plans and timelines. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. These forward-looking statements are subject to risks and uncertainties, including the factors described under the Risk Factors section of the most recent Form 10-K, Form 10-Q and the S-1 Registration Statement filed with the SEC. MiNK cautions investors not to place considerable reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this press release, and MiNK undertakes no obligation to update or revise the statements, other than to the extent required by law. All forward-looking statements are expressly qualified in their entirety by this cautionary statement.

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